UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008 (August 13, 2008)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On August 13, 2008, the board of directors of Medialink Worldwide Incorporated (the “Company”) approved an offer from Koninklijke Philips Electronics N.V. (“Philips”) to transfer the Company’s ownership interest in its Teletrax subsidiaries, upon consummation of which the Company will have no further involvement in the digital video monitoring business. Based on the terms of the offer and other market indicators, the Company has determined that the carrying value of the long-lived assets used in its digital video tracking services business is not recoverable and exceeds the fair value of such assets. Accordingly, the Company’s financial statements for the period ended June 30, 2008, will include an impairment charge of approximately $1,808,000 related to these assets. No future cash expenditures will be necessary in connection with this impairment. Details of the offer from Philips are contained in the press release of the Company, which is included in this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Also on August 13, 2008, the Company’s board of directors approved an offer it received from World Television Group plc (“World”) related to the media communications services business operated by the Company’s subsidiary in the United Kingdom. Based on the terms of the offer and other market indicators, the Company has determined that the carrying value of the long-lived assets used in this business is not recoverable and exceeds the fair value of such assets. Accordingly, the Company’s financial statements for the period ended June 30, 2008, will include an impairment charge of approximately $605,000 related to these assets. No future cash expenditures will be necessary in connection with this impairment. Details of the offer from World are contained in the press release of the Company, which is included in this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Based on the Company’s board of directors approving offers related to its digital video tracking services business and its media communications services business operated by its subsidiary in the United Kingdom, the consummation of which would leave the Company with a single operating segment, and the decline in the media communications services business operated in the United States, the Company determined that it was necessary to perform an impairment test on its goodwill prior to the annual testing date of September 30 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Based on this goodwill impairment test, the Company determined that the carrying value of its goodwill exceeded its fair value. Accordingly, the Company’s financial statements for the period ended June 30, 2008, will include a goodwill impairment charge of approximately $3,429,000. No future cash expenditures will be necessary in connection with this impairment.

Final consummation of any transaction under the proposed terms for the Company’s digital video tracking services business and its media communications services business operated by a subsidiary in the United Kingdom may result in additional charges. Such charges may include losses on disposal and charges for exit activities, including real estate and employee termination costs, which would require future cash expenditures.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Exhibits

99.1 Press release of the Company dated August 14, 2008, entitled “Medialink Board Approves Philips Assuming Full Ownership of Teletrax.”

99.2 Press release of the Company dated August 14, 2008, entitled “Medialink Board Approves Offer for UK-Based Media Communications Services Business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated Registrant

Date: August 14, 2008	By:	/s/ Kenneth Torosian
Kenneth Torosian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated August 14, 2008, entitled “Medialink Board Approves Philips Assuming Full Ownership of Teletrax.”
99.2	Press release of the Company dated August 14, 2008, entitled “Medialink Board Approves Offer for UK-Based Media Communications Services Business.”